SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

American Safety Insurance Holdings, Ltd.

American Safety Holdings Corp.
American Safety Capital Trust IV
(Exact name of registrant as specified in its charter)

Bermuda Georgia Georgia	N/A 58-248367 To be applied for
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 Queen Street
2nd Floor
Hamilton, Bermuda HM 11
(441) 296-8560

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randolph L. Hutto
General Counsel and Corporate Secretary
American Safety Insurance Holdings, Ltd.
2nd Floor
Hamilton, Bermuda HM 11
(441) 296-8560

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 11th day of January 2011.

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
(Registrant)

By:           /s/ Stephen R. Crim
Name:        Stephen R. Crim
Title:          President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of January 2011.

Signature	Title
/s/ Stephen R. Crim Stephen R. Crim	President & Chief Executive Officer (Principal Executive Officer)
/s/ Mark W. Haushill Mark W. Haushill	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
David V. Brueggen* David V. Brueggen	Chairman of the Board
Cody W. Birdwell* Cody W. Birdwell	Director
Harris Chorney Harris Chorney	Director
Steven L. Groot Steven L. Groot	Director
Marilyn V. Hirsch* Marilyn V. Hirsch	Director
Thomas W. Mueller* Thomas W. Mueller	Director
/s/ Stephen R. Crim* Stephen R. Crim, attorney-in-fact pursuant to previously filed power of attorney